As filed with the United States Securities and Exchange Commission on April 28, 2011

Registration No. 2-98056

Registration No. 33-14531

Registration No. 33-29798

Registration No. 33-31301

Registration No. 33-31299

Registration No. 33-36673

Registration No. 33-41719

Registration No. 33-48395

Registration No. 33-64998

Registration No. 33-65440

Registration No. 33-66704

Registration No. 33-67276

Registration No. 33-68336

Registration No. 33-54483

Registration No. 333-02879

Registration No. 333-04775

Registration No. 333-04823

Registration No. 333-38435

Registration No. 333-62087

Registration No. 333-62103

Registration No. 333-95409

Registration No. 333-41328

Registration No. 333-71502

Registration No. 333-97713

Registration No. 333-109345

Registration No. 333-109346

Registration No. 333-158454

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 2-98056

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-14531

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-29798

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-31301

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-31299

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-36673

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-41719

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-48395

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-64998

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-65440

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-66704

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-67276

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-68336

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-54483

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-02879

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-04775

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-04823

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-38435

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-62087

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-62103

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-95409

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-41328

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-71502

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-97713

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-109345

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-109346

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-158454

UNDER

THE SECURITIES ACT OF 1933

NOVELL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-0393339
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

404 Wyman Street, Suite 500

Waltham, MA 02451

(Address of Principal Executive Offices) (Zip Code)

1983 Incentive Stock Option Plan for Key Employees

CXI, Inc. Amended and Restated Employee Incentive Stock Plan

Novell/Excelan Stock Option Plan

Novell/Excelan 1987 Nonqualified Stock Option Plan

Novell, Inc. Stock Option Plan

Novell, Inc. 1989 Employee Stock Purchase Plan

Stock Option Plan for Non-Employee Directors

1991 Stock Plan

Novell/Serius Stock Plan

UNIX System Laboratories, Inc. Stock Option Plan

Novell/STI Stock Plan

Novell/Fluent Stock Plan

Univel 1992 Option Plan

Novell/WordPerfect Stock Plan

Novell, Inc. 1991 Stock Plan

Novell, Inc. 1997 Non-Statutory Stock Option Plan

Novell, Inc. 2000 Stock Plan

Novell, Inc. 1989 Employee Stock Purchase Plan, as amended

Novell, Inc. 2000 Nonstatutory Stock Option Plan

Novell, Inc./SilverStream Software, Inc. 1997 Stock Incentive Plan

Novell, Inc./SilverStream Software, Inc. 2001 Stock Incentive Plan

Novell, Inc./SilverStream Software, Inc./eObject, Inc. 2000 Stock Plan

Novell, Inc./SilverStream Software, Inc./Bondi Software, Inc. Employee Stock Option Plan

Novell, Inc. Stock-Based Deferred Compensation Plan

Novell, Inc. 2009 Omnibus Incentive Plan

(Full Title of the Plans)

Jennifer Guild

Vice President and Secretary

Novell, Inc.

404 Wyman Street, Suite 500

Waltham, MA 02451

(781) 464-8000

(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 of Novell, Inc. (the “Company”) (together, the “Registration Statements”):

Registration No. 2-98056 pertaining to the registration of 840,000 shares of common stock, par value $0.10 per share, of the Company (“Common Stock”), which was filed with the United States Securities Exchange Commission (the “SEC”) and became effective on May 22, 1985, as amended by Post-Effective Amendment No. 1, Registration No. 2-98056, pertaining to 1,680,000 shares of Common Stock, which was filed with the SEC and became effective on September 28, 1989;

Registration No. 33-14531 pertaining to the registration of 332,340 shares of Common Stock, which was filed with the SEC and became effective on May 21, 1987;

Registration No. 33-29798 pertaining to the registration of 1,021,388 shares of Common Stock, which was filed with the SEC and became effective on June 30, 1989;

Registration No. 33-31301 pertaining to the registration of 2,120,000 shares of Common Stock, which was filed with the SEC and became effective on September 28, 1989;

Registration No. 33-31299 pertaining to the registration of 500,000 shares of Common Stock, which was filed with the SEC and became effective on September 28, 1989;

Registration No. 33-36673 pertaining to the registration of 2,000,000 shares of Common Stock, which was filed with the SEC and became effective on September 3, 1990;

Registration No. 33-41719 pertaining to the registration of 200,000 shares of Common Stock, which was filed with the SEC and became effective on July 15, 1991;

Registration No. 33-48395 pertaining to the registration of 10,000,000 shares of Common Stock, which was filed with the SEC and became effective on June 5, 1992, as amended by Post-Effective Amendment No. 1, Registration No. 33-48395, pertaining to 20,000,000 shares of Common Stock, which was filed with the SEC and became effective on May 30, 1996;

Registration No. 33-64998 pertaining to the registration of 156,788 shares of Common Stock, which was filed with the SEC and became effective on June 24, 1993;

Registration No. 33-65440 pertaining to the registration of 341,152 shares of Common Stock, which was filed with the SEC and became effective on July 2, 1993;

Registration No. 33-66704 pertaining to the registration of 84,067 shares of Common Stock, which was filed with the SEC and became effective on July 29, 1993;

Registration No. 33-67276 pertaining to the registration of 47,802 shares of Common Stock, which was filed with the SEC and became effective on August 10, 1993;

Registration No. 33-68336 pertaining to the registration of 160,110 shares of Common Stock, which was filed with the SEC and became effective on September 2, 1993;

Registration No. 33-54483 pertaining to the registration of 7,786,000 shares of Common Stock, which was filed with the SEC and became effective on July 8, 1994;

Registration No. 333-02879 pertaining to the registration of 2,683,398 shares of Common Stock, which was filed with the SEC and became effective on April 26, 1996;

Registration No. 333-04775 pertaining to the registration of 31,591,818 shares of Common Stock, which was filed with the SEC and became effective on May 30, 1996;

Registration No. 333-04823 pertaining to the registration of 700,000 shares of Common Stock, which was filed with the SEC and became effective on May 30, 1996;

Registration No. 333-38435 pertaining to the registration of 4,000,000 shares of Common Stock, which was filed with the SEC and became effective on October 21, 1997;

Registration No. 333-62087 pertaining to the registration of 6,000,000 shares of Common Stock, which was filed with the SEC and became effective on August 24, 1998;

Registration No. 333-62103 pertaining to the registration of 1,250,000 shares of Common Stock, which was filed with the SEC and became effective on August 24, 1998;

Registration No. 333-95409 pertaining to the registration of 30,003,089 shares of Common Stock, which was filed with the SEC and became effective on January 26, 2000;

Registration No. 333-41328 pertaining to the registration of 32,000,000 shares of Common Stock, which was filed with the SEC and became effective on July 13, 2000;

Registration No. 333-71502 pertaining to the registration of 6,000,000 shares of Common Stock, which was filed with the SEC and became effective on October 12, 2001;

Registration No. 333-97713 pertaining to the registration of 35,449,718 shares of Common Stock, which was filed with the SEC and became effective on August 6, 2002;

Registration No. 333-109345 pertaining to the registration of 17,182,667 shares of Common Stock, which was filed with the SEC and became effective on October 1, 2003;

Registration No. 333-109346 pertaining to the registration of 10,000,000 shares of Common Stock, which was filed with the SEC and became effective on October 1, 2003; and

Registration No. 333-158454 pertaining to the registration of 45,000,000 shares of Common Stock, which was filed with the SEC and became effective on April 7, 2009.

On November 21, 2010, the Company entered into an Agreement and Plan of Merger with Attachmate Corporation, a Washington corporation (“Attachmate”), and Longview Software Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Attachmate (“Merger Sub”), pursuant to which Merger Sub merged with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of Attachmate (the “Merger”). The Merger became effective on April 27, 2011 as a result of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

The offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities which remain unsold at the termination of the respective offerings, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, The Commonwealth of Massachusetts, on April 28, 2011.

NOVELL, INC.

By:	/s/ Jeff Hawn
Name: Title:	Jeff Hawn President, Chief Executive Officer and Assistant Secretary

Pursuant to the requirements of the Securities Act, these Post-Effective Amendments have been signed below by the following persons, in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jeff Hawn Jeff Hawn	President, Chief Executive Officer, and Assistant Secretary (Principal Executive Officer)	April 28, 2011

/s/ Charles Sansbury Charles Sansbury	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 28, 2011

/s/ Jeff Hawn Jeff Hawn	Director	April 28, 2011

/s/ Scott Crabill Scott Crabill	Director	April 28, 2011

/s/ David Golob David Golob	Director	April 28, 2011

/s/ Ezra Perlman Ezra Perlman	Director	April 28, 2011

/s/ Prescott Ashe Prescott Ashe	Director	April 28, 2011

/s/ Jim Schaper Jim Schaper	Director	April 28, 2011

/s/ Jesse Cohn Jesse Cohn	Director	April 28, 2011

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